Ernst & Young LLP       Phone: (404) 874-8300
                                 Suite 2800              www.ey.com
                                 600 Peachtree Street
 ERNST & YOUNG LLP               Atlanta, Georgia  30308-2215





August 14, 2000



Mr. Theodore C. Burns
Senior Vice President and Chief Financial Officer
Phoenix International Ltd., Inc.
500 International Parkway

Heathrow, Florida  32746

Dear Sir:

In accordance with the notification to the Securities and Exchange Commission on Form 12b-25 of Phoenix International Ltd., Inc.'s inability to timely file its quarterly report on Form 10-Q for the three months ended June 30, 2000, Ernst & Young LLP is considering information provided by the Company incident to its review of the Company's financial statements for the three months ended June 30, 2000 and has not completed its review.

You are authorized to attach a copy of this letter as an exhibit to Form 12b-25 to the Securities and Exchange Commission.

                                                      Very truly yours,


                                                      /s/ Ernst & Young LLP

                                                          Ernst & Young LLP